Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46062) of MBIA Inc. of our report dated June 6, 2012, relating to the financial statements and supplemental schedule of the MBIA Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

New York, NY

June 6, 2012

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